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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Acusphere, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September    , 2004

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Acusphere, Inc. (the "Company") to be held at 10:00 a.m., local time, on Friday, October 15, 2004, at the offices of Testa, Hurwitz & Thibeault, LLP, 21st Floor, Oliver Street Tower, 125 High Street, Boston, Massachusetts 02110.

        At this special meeting, you will be asked to consider and act upon a proposal to approve the issuance and sale of 574,478 shares of the Company's common stock and warrants to purchase up to 114,895 additional shares of the Company's common stock, as contemplated by the series of Stock and Warrant Purchase Agreements dated as of July 29, 2004 described in the accompanying Proxy Statement.

        Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

        If you are a stockholder of record, please vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, whether or not you plan to attend the meeting. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                      Very truly yours,

                      Sherri C. Oberg
                       President and Chief Executive Officer

ACUSPHERE, INC.
500 Arsenal Street
Watertown, MA 02472

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2004

To the Stockholders of Acusphere, Inc.:

        A Special Meeting of Stockholders of Acusphere, Inc., a Delaware corporation (the "Company"), will be held on Friday, October 15, 2004, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 21st Floor, Oliver Street Tower, 125 High Street, Boston, Massachusetts 02110, for the following purposes:

        1.     To consider and act upon a proposal to approve the issuance and sale of 574,478 shares of the Company's common stock and warrants to purchase up to 114,895 additional shares of the Company's common stock, as contemplated by the series of Stock and Warrant Purchase Agreements dated as of July 29, 2004 described in this Proxy Statement; and

        2.     To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on Wednesday, September 15, 2004 are entitled to notice of and to vote at a Special Meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, whether or not you plan to attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned your proxy card.

                      By Order of the Board of Directors,

                      John F. Thero
                       Senior Vice President and Chief Financial Officer,
                      Treasurer and Secretary

Watertown, MA
September    , 2004

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

ACUSPHERE, INC.
500 Arsenal Street
Watertown, MA 02472

PROXY STATEMENT
For Special Meeting of Stockholders
To Be Held on October 15, 2004

September    , 2004

General

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Acusphere, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held on Friday, October 15, 2004, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 21st Floor, Oliver Street Tower, 125 High Street, Boston, Massachusetts 02110, or at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the form of proxy were first mailed to stockholders on or about September    , 2004.

        The purpose of this Meeting is to consider and act upon a proposal to approve the issuance and sale of 574,478 shares of the Company's Common Stock and warrants to purchase up to 114,895 additional shares of the Company's Common Stock, as contemplated by the series of Stock and Warrant Purchase Agreements dated as of July 29, 2004. If this proposal is approved, the Company estimates that it will receive approximately $3.3 million, after deducting estimated expenses associated with the Private Offering (described below), upon the issuance and sale of these shares and warrants.

Voting at the Special Meeting; Record Date

        Only stockholders of record at the close of business on September 15, 2004 (the "Record Date"), will be entitled to receive notice of and to vote at the Meeting. As of that date,                        shares of common stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding. Except as otherwise provided in this Proxy Statement, the holders of Common Stock as of the Record Date are entitled to one vote per share on matters presented at the Meeting. You may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, whether or not you plan to attend the Meeting. If you attend the Meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472, Attention: Secretary, at or before the taking of the vote at the Meeting.

Quorum and Votes Required

        The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker "non-votes" are not considered voted for the matter and have the effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares from which the majority is calculated.

        The affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required to approve the issuance and sale of 574,478 shares of the Company's Common Stock and warrants to purchase up to 114,895 additional shares of the Company's Common Stock; except that, in accordance with the marketplace rules of the Nasdaq National Market, none of the shares of Common Stock acquired at the Partial Closing of the Private Offering (described below) are eligible to be voted with respect to this proposal, and no votes cast in respect of such shares of Common Stock will be counted toward the applicable threshold needed to approve the issuance and sale of such shares and warrants. Accordingly, of the approximately                         shares of the Company's Common Stock that were issued and outstanding as of the Record Date, only            shares of Common Stock are eligible to vote on this proposal. An automated system administered by the Company's transfer agent tabulates the votes.

        The persons named as attorneys-in-fact in the proxies, Sherri C. Oberg and John F. Thero, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specification. If no such specification is indicated, such proxies will be voted FOR the proposal.

        The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SECURITIES
IN CONNECTION WITH THE PRIVATE OFFERING

Background

        On July 29, 2004, the Company entered into a series of Stock and Warrant Purchase Agreements with certain institutional and accredited investors for the private placement (the "Private Offering") of up to an aggregate of 3,440,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share ("Common Stock"), at a per share purchase price of $6.25, and warrants (the "Warrants") to purchase up to an additional 688,000 shares of the Company's Common Stock (the "Warrant Shares"), exercisable at $8.50 per share. On August 2, 2004, the Company completed a partial closing (the "Partial Closing") of the Private Offering, pursuant to which the Company issued 2,865,522 shares of Common Stock and Warrants to purchase up to 573,105 Warrant Shares, resulting in gross proceeds to the Company of approximately $17.9 million.

        The stockholders of the Company are being asked to approve the issuance and sale of an additional 574,478 Shares (the "Second Closing Shares"), at a per share purchase price of $6.25, and Warrants (the "Second Closing Warrants") to purchase up to an additional 114,895 Warrant Shares (the "Second Closing Warrant Shares"), exercisable at $8.50 per share, at a second and final closing (the "Second Closing") of the Private Offering as described in further detail below.

        THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR SECURITIES LAWS OF ANY SUCH FOREIGN JURISDICTION OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

        The investors in the Private Offering have represented to the Company that each investor is an accredited investor (as such term is defined in Regulation D under the Securities Act) and was not organized for the specific purpose of acquiring the Shares or Warrants. The sale of the Shares and the Warrants in the Private Offering will be made with reliance on Section 4(2) of the Securities Act, which offers exemptions from the registration requirements under the Securities Act.

Stockholder Approval Required under Nasdaq Rules

        The issuance and sale of the Second Closing Shares by the Company is subject to stockholder approval pursuant to the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to companies whose securities are traded on the Nasdaq National Market (the "Nasdaq"). Rule 4350(i) of the NASD's marketplace rules (the "NASD Stockholder Approval Rule") requires that companies listed on the Nasdaq obtain stockholder approval prior to issuing common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of the book or market value of such common stock, where the amount of common stock being issued is equal to 20% or more of the total number of shares of common stock outstanding or 20% or more of the total voting power outstanding prior to issuance. The Company has been advised by the NASD that the NASD Stockholder Approval Rule does not apply to securities convertible into or exercisable for common stock if such securities are not convertible or exercisable during the six-month period immediately following their issuance, do not include any price-based anti-dilution protection and are convertible or exercisable at price at least equal to the market value of such stock.

        The Shares and Warrants issued at the Partial Closing of the Private Offering were issued at a price below the market value of the Company's Common Stock. However, stockholder approval of the issuance and sale of the Shares and Warrants was not required under the NASD Stockholder Approval Rule because the total number of Shares issued at the Partial Closing represented less than 20% of the total number of shares of Common Stock outstanding immediately prior to the issuance of such Shares. Because the Warrants, more fully described below, are not exercisable during the six-month period immediately following the Partial Closing, do not include any price-based anti-dilution protection and are exercisable at a premium to the market value of the Company's Common Stock at the time of issuance, the Warrant Shares issuable upon conversion of the Warrants are not subject to the 20% threshold of the NASD Stockholder Approval Rule.

        The aggregate cumulative number of Shares issued at the Partial Closing and to be issued at the Second Closing of the Private Offering would exceed the 20% threshold of the NASD Stockholder Approval Rule. As a result, in order to comply with the NASD Stockholder Approval Rule, each of the Stock and Warrant Purchase Agreements (collectively, the "Purchase Agreements") provides that the issuance and sale of the Shares and Warrants to be issued at the Second Closing may not be completed until the Company obtains stockholder approval in accordance with the NASD Stockholder Approval Rule.

        By voting in favor of this proposal, you will be approving the issuance and sale of 574,478 shares of Common Stock and warrants to purchase up to an additional 114,895 shares of Common Stock. The Company's Board of Directors believes this proposal is advisable and in the best interests of the Company and its stockholders and therefore unanimously recommends that you vote for the approval of this proposal.

Reasons for the Private Offering

        The Board of Directors has determined that obtaining additional funds is critical to the Company's ability to execute on its current business plan. If the stockholder approval sought hereby is obtained, the Company will receive an additional $3.6 million in gross proceeds in the Private Offering. Such funds, if approved, will be used primarily to further fund the AI-700 development program as well as for working capital and general corporate purposes. This funding is intended to provide the Company with financing to further execute its current operating plan.. Based on the size and status of the Company and current market conditions, management and the Board of Directors believes that it is in the best interests of the Company to complete the Second Closing of the Private Offering on the terms outlined in this proposal.

Use of Proceeds

        The Company estimates that the net proceeds it will receive from the sale of 574,478 shares of its Common Stock and Warrants to purchase up to 114,895 additional shares of Common Stock in this offering will, upon the Second Closing, be approximately $3.3 million, after deducting estimated placement fees payable to the Company's placement agent in the Private Offering and estimated offering expenses payable by the Company.

        The Company anticipates using the net proceeds from this offering for research and development activities, in particular the development program for the Company's lead product candidate, AI-700, an ultrasound contrast agent currently in Phase 3 clinical trials for the detection of myocardial perfusion, a sensitive marker of coronary heart disease. The Company also expects to use the proceeds from this offering for working capital and other general corporate purposes. Pending such uses, the Company plans to invest the net proceeds of the Private Offering in short-term, interest bearing investment grade securities.

        The amount and timing of the Company's actual expenditures will depend on numerous factors, including the progress of the Company's research and development activities and clinical trials, the number and breadth of the Company's product development programs, the Company's ability to establish and maintain corporate collaborations and other arrangements and the amount of cash, if any, generated by its operations. In addition, a portion of the net proceeds may be used for the acquisition of businesses, products and technologies that are complementary to the Company, although the Company currently does not have any understandings, commitments or agreements with respect to acquisitions. The Company will retain broad discretion in the allocation and use of the net proceeds of this offering.

Consequences of Non-Approval by Stockholders

        Because stockholder approval of the Second Closing of the Private Offering is a condition to completion of the Private Offering, the investors party to the Purchase Agreements would no longer be obligated to complete the Private Offering at any time if stockholder approval is not obtained at the Meeting (or at any adjournment or postponement thereof) and the Company would not raise the additional $3.6 million it seeks to fund its business plan. In the event the stockholders do not approve the issuance and sale of the Second Closing Shares and Second Closing Warrants, the Company may re-evaluate its business plan and make modifications to the plan in order to preserve capital. Any changes to the business plan may result in the Company not being able to achieve its financial and operational goals. These financial goals include improving the Company's cash balances and these operational goals include activities related to the Phase III clinical trials for AI-700, preparation for a new drug application for AI-700 and the build-out of the Company's newly leased manufacturing facility.

Terms of the Private Offering

        This summary of the Private Offering is intended to provide you with basic information concerning the Private Offering; however, it is not a substitute for reviewing (i) the form of Purchase Agreement, and (ii) the form of Warrant in their entirety, each of which has been filed by the Company as exhibits to a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on August 4, 2004, and incorporated herein by reference. You are encouraged to review the full text of the form of Purchase Agreement and form of Warrant.

Purchase Price for the Shares

        The purchase price per share for all of the Shares purchased in the Private Offering, including the Second Closing Shares to be purchased at the Second Closing, is $6.25 (the "Purchase Price"). The Purchase Price represented approximately a 22% discount to the closing price of the Company's Common Stock on July 28, 2004, the date immediately preceding the effective date of the Purchase Agreements, or $7.97 per share, and, at the time this proxy statement was first mailed to stockholders, the Purchase Price represented a    % discount of the closing price of the Company's Common Stock on                                    , 2004, or $            per share.

Terms of Warrants

        Pursuant to the Purchase Agreement, the Company agreed to sell Warrants to the investors in the Private Offering Warrants. Each Warrant provides that the holder of the Warrant may exercise it at any time six months after the date of issuance of the Warrant, and prior to four years after the date of issuance of the Warrant, at an exercise price of $8.50 per share of Common Stock issuable upon exercise, subject to adjustment upon the occurrence of certain events, including payments of stock dividends, subdivisions, combinations, reclassifications, exchanges, substitutions or in-kind distributions of the Company's Common Stock, or a reorganization or merger of the Company, according to the terms of the Warrants. The exercise price of the Warrants represents approximately 107% of the closing price of the Company's Common Stock on July 28, 2004, or $7.97 per share.

        The number of shares issuable upon exercise of each Warrant and the exercise price thereof is subject to adjustment from time to time in the event of stock subdivisions, stock splits and stock combinations. The exercise price may be payable by cash, or by means of an exchange of warrant shares, a so-called "cashless exercise", in the event that the Company fails to maintain an effective registration statement with respect to the shares of Common Stock to be issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants.

        At any time after the first anniversary of the date of exercisability, the Company may call all or any portion of the then-outstanding amount of Warrants at a redemption price equal to $0.01 per subject to the call in the event that (i) the daily volume weighted average price as traded on Nasdaq equals or exceeds $17.00 per share for 20 of the 30 consecutive trading days immediately preceding the date of the call, and (ii) during each of such 30 consecutive trading days, the warrant shares are either registered for resale pursuant to an effective registration statement or are freely transferable without volume restrictions pursuant to the Securities Act of 1933, amended (the "Securities Act").

Registration of the Resale of the Shares and Warrant Shares

        The Shares and Warrants sold in the Private Offering have not been registered under the Securities Act or state securities laws. The Shares and Warrant Shares are therefore deemed "restricted securities" under the Securities Act. As a result, the Shares and Warrant Shares may only be sold, assigned, transferred or otherwise disposed of by the investors if subsequently registered or an exemption from registration is available.

        Pursuant to the terms of the Purchase Agreements, within 120 days of August 2, 2004, the date of the First Closing of the Private Offering, the Company has agreed to have an effective registration statement filed with the SEC to register for resale under the Securities Act all or any portion of the Shares or Warrant Shares held by the investors.

Closing Conditions

        In addition to stockholder approval, the Second Closing of the Private Offering is conditioned upon satisfaction of customary closing conditions, including the absence of a material adverse event affecting the Company.

Voting Agreement

        In connection with the Private Offering, certain current stockholders of the Company holding in the aggregate approximately 5.1 million shares of the Company's Common Stock, or approximately    % of the outstanding shares of the Company's Common Stock as of the Record Date and approximately 35% of the outstanding shares of the Company's Common Stock eligible to vote on this proposal, have entered into a voting agreement with the investors participating in the Private Offering pursuant to which each stockholder has agreed, solely in his or its capacity as a stockholder, to vote his or its shares of Common Stock in favor of this proposal. None of these current stockholders are investors in the Private Offering.

Dilutive Effect of the Shares and Warrants

        The approval of the issuance and sale of the 574,478 Shares and Warrants to purchase up to an additional 114,895 shares of Common Stock will have a dilutive effect on the Company's current stockholders as up to an additional 689,373 shares of Common Stock will be issued or eligible for issuance upon exercise of the Warrants. The issuance of these additional shares of the Company's

Common Stock will increase the number of shares of the Company's capital stock currently outstanding and thereby the percentage ownership of the Company's current stockholders will decline. For purposes of example only, a stockholder who owned approximately            % of the Company's outstanding stock as of September 15, 2004 would own approximately            % assuming the issuance of the Shares and the full exercise of all of the Warrants issued in Second Closing of the Private Offering.

Required Vote

        Approval of the issuance and sale of the 574,478 Shares and Warrants to purchase up to an additional 114,895 shares of Common Stock requires the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting, except that in accordance with the NASD Stockholder Approval Rule, none of the shares of Common Stock purchased at the First Closing of the Private Offering are eligible to be voted with respect to this proposal, and no votes cast in respect of such shares of Common Stock will be counted toward the applicable threshold needed to approve the issuance and sale of the 574,478 Shares and Warrants to purchase up to an additional 114,895 shares of Common Stock. Accordingly, of the approximately            shares of the Company's Common Stock that are issued and outstanding as of the Record Date, only                         shares of the Company's Common Stock are eligible to vote on this proposal.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS HAS APPROVED THE MATTERS INCLUDED IN THIS PROPOSAL AS BEING ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director of the Company; (iii) by each Named Executive Officer of the Company (as defined in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 29, 2004; and (iv) by all directors and Named Executive Officers of the Company as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472 and has sole voting and investment power with respect to all shares of Common Stock owned.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
Thomas Weisel group (3) One Montgomery Street Suite 3700 San Francisco, California 94104	3,178,598	[ ]	%
Bank of America Ventures (4) 950 Tower Lane Suite 700 Foster City, California 94404	1,460,180	[ ]	%
Sherri C. Oberg (5)	[ ]	[*]
Howard Bernstein (6)	[ ]	[*]
Charles P. Cox (7)	[ ]	[*]
Michael R. Slater (8)	[ ]	[*]
John F. Thero (9)	[ ]	[*]
Frank Baldino, Jr. (10)	[ ]	[*]
Martyn Greenacre (11)	[ ]	[*]
Derek Lemke-von Ammon (12)	[ ]	[*]
Kate Mitchell (13)	[ ]	[*]
All executive officers, directors and nominees as a group (14) (9 persons)	[ ]	[ ]	%

*
Represents less than 1% of the outstanding Common Stock

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days of the Record Date.

(2)
Applicable percentage of ownership as of the Record Date is based upon [                        ] shares of Common Stock outstanding.

(3)
With respect to information relating to Thomas Weisel group, the Company has relied on information supplied by such entity on a Schedule 13G filed with the SEC on February 12, 2004.

  Thomas Weisel Capital Partners, L.P. ("TWCP L.P.") has shared voting and investment power with respect to 2,725,726 shares of Common Stock, including shares of Common Stock issuable upon the exercise of warrants. Thomas Weisel Partners Group LLC ("TW Group") has shared voting and investment power with respect to 3,178,598 shares of Common Stock, including shares of Common Stock issuable upon the exercise of warrants, and which amount includes shares of Common Stock beneficially owned by TWCP L.P. and the Other Partnerships (as defined below). Thomas Weisel Capital Partners LLC ("TWCP LLC") has shared voting and investment power with respect to 3,178,598 shares of Common Stock, including shares of Common Stock issuable upon the exercise of warrants, and which amount includes shares of Common Stock beneficially owned by TWCP L.P. and the Other Partnerships (as defined below). TW Group is the managing member of the general partner of TWCP L.P., TWP CEO Founders' Circle (AI), L.P. ("AI"), TWP CEO Founders' Circle (QP), L.P. ("QP"), Thomas Weisel Capital Partners Employee Fund, L.P. ("Employee Fund") and TWP 2000 Co-Investment Fund, L.P. ("Co-Invest"). TWP LLC is the general partner of TWCP L.P., AI, QP, Employee Fund and Co-Invest, and the managing member of the general partner of Thomas Weisel Capital Partners (Dutch), L.P. ("Dutch") and Thomas Weisel Capital Partners (Dutch II), L.P. ("Dutch II" and, together with Dutch, AI, QP, Employee Fund and Co-Invest, the "Other Partnerships").

(4)
With respect to information relating to Bank of America Ventures, the Company has relied on information supplied by such entity on a Schedule 13G filed with the SEC on February 13, 2004. Bank of America Ventures 95-6016836 ("Ventures") has sole voting and investment power with respect to 1,314,164 shares of Common Stock and shared voting and investment power with respect to 146,016 shares of Common Stock held by BA Venture Partners II. Ventures disclaims beneficial ownership of all such shares held by BA Venture Partners II. Bank of America, N.A. 94-1687665 ("BANA") has shared voting and investment power with respect to 1,460,180 shares of Common Stock. NB Holdings Corporation 56-1857749 ("Holdings") has shared voting and investment power with respect to 1,460,180 shares of Common Stock. Bank of America Corporation 56-0906609 ("Bank of America") has shared voting and investment power with respect to 1,460,180 shares of Common Stock. BANA owns all of the outstanding equity interest in Ventures. Holdings owns all of the outstanding equity interests in BANA. Bank of America owns all of the outstanding equity interests in Holdings. Ms. Mitchell, one of our directors, is the president and managing director of Bank of America Ventures. In such capacity, she may be deemed to share voting and investment power with respect to the shares held by Bank of America Ventures. Ms. Mitchell disclaims beneficial ownership of these shares, except to the extent of her proportionate pecuniary interest therein. Ms. Mitchell is not a partner of BA Venture Partners II and has no voting or investment power with respect to the shares held by BA Venture Partners II. Consequently, Ms. Mitchell has advised the Company that the beneficial ownership of the shares held by BA Venture Partners II should not be attributed to her.

(5)
Includes            shares issuable to Ms. Oberg upon exercise of stock options. Also includes            shares held by the AMO Irrevocable Trust—2000 and            shares held by the EAO Irrevocable Trust—2000, for the benefit of Ms. Oberg's two children, respectively,             shares held by Lambert R. Oberg and Jean P. Oberg, the in-laws of Ms. Oberg, and            shares held by Mary C. Carroll and A. David Carroll, the parents of Ms. Oberg. Ms. Oberg disclaims beneficial ownership of these shares.

(6)
Includes            shares issuable to Dr. Bernstein upon exercise of stock options.

(7)
Includes            shares issuable to Mr. Cox upon exercise of stock options.

(8)
Includes            shares issuable to Mr. Slater upon exercise of stock options.

(9)
Includes            shares issuable to Mr. Thero upon exercise of stock options.

(10)
Includes            shares of restricted Common Stock subject to vesting and            shares issuable to Mr. Baldino upon exercise of stock options..

(11)
Includes            shares of restricted Common Stock, subject to vesting and            shares issuable to Mr. Greenacre upon exercise of stock options..

(12)
Includes            shares issuable to Mr. Lemke-von Ammon upon exercise of stock options.

(13)
Ms. Mitchell is the president and managing director of Bank of America Ventures. In such capacity, she may be deemed to share voting and investment power with respect to the 1,460,180 shares of Common Stock beneficially owned by Bank of America Ventures, and the beneficial ownership of such securities may be attributable to Ms. Mitchell. Ms. Mitchell disclaims beneficial ownership of these shares, except to the extent of her proportionate pecuniary interest therein. Ms. Mitchell is not a partner of BA Venture Partners II and has no voting or investment power with respect to the 146,016 shares beneficially owned by BA Venture Partners II. Consequently, Ms. Mitchell has advised the Company that the beneficial ownership of the securities held by BA Venture Partners II should not be attributed to her. Ms. Mitchell's address is c/o Bank of America Ventures. Ms. Mitchell's shares include                        shares issuable upon the exercise of stock options.

(14)
Includes an aggregate of            shares issuable upon exercise of stock options and warrants.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by outside proxy solicitation services also may be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

        The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

ADJOURNMENT OF MEETING

        In the event that sufficient votes in favor of the Private Offering described in this Proxy Statement or any other matter presented hereunder are not received by             , the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the Private Offering and all such other matters. They will vote against any such adjournment those proxies withholding authority to vote on the Private Offering and voting against or abstaining with respect to all other such matters. The Company will pay the costs of any additional solicitation and of any adjourned meetings.

INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP ("Deloitte & Touche") has served as the Company's independent auditors since June 7, 2002. Representatives of Deloitte & Touche attended the Company's Annual Meeting held earlier this year on June 10, 2004. The Company does not expect representatives of Deloitte & Touche to be present at this Special Meeting.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company's principal executive offices not later than December 30, 2004. Any such proposal must comply with the rules and regulations of the SEC.

        The Company's by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in the Company's proxy statement for that meeting. Written notice of such stockholder proposals for the next annual meeting of the Company must be received by the Secretary of the Company at the Company's principal executive offices not later than December 30, 2004 and must not have been received earlier than

November 30, 2004 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action. The matters proposed to be brought before the meeting also must be the proper matters for stockholder action.

        If a stockholder who wishes to present a proposal fails to notify the Company by December 30, 2004 and such proposal is brought before the 2005 Annual Meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2005 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472, Attention: Secretary.

INCORPORATION BY REFERENCE

        In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. This proxy statement incorporates by reference the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and the Company's Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2004 and June 30, 2004, each of which contains important information about the Company and the Company's financial condition that is not set forth in this proxy statement. Further, this proxy statement incorporates by reference the Company's Form 8-K filed with the SEC on August 4, 2004. A copy of the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q and the Company's Form 8-K have been filed with the SEC and may be accessed from the SEC's homepage (www.sec.gov).

PROXY

ACUSPHERE, INC.

Proxy for Special meeting of Stockholders
October 15, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Acusphere, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September    ,2004, and hereby appoints Sherri C. Oberg and John F. Thero, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Corporation to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 21st Floor, Oliver Street Tower, 125 High Street, Boston, Massachusetts 02110 on October 15, 2004 at             a.m., local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSAL.

         Address Changes/Comments: _________________________________________________________
________________________________________________________________________________________
________________________________________________________________________________________

(If you noted any Address Changes/Comments above,
please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ACUSPHERE, INC.
C/O AMERICAN STOCK TRANSFER
[ADDRESS]
[ADDRESS]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☒ Please mark votes as in this example. ACUSPHERE, INC.

1.	Approve the issuance and sale of 574,478 shares of common stock and warrants to purchase up to 114,895 shares of the Company's common stock (including the issuance of a corresponding number of shares of the Company's common stock upon the exercise of such warrants) in a private offering on the terms described in the Proxy Statement:
The Board of Directors recommends a vote FOR the proposal.		For	Withheld
		[ ]	[ ]
2.	To transact such other business as may properly come before the meeting and any adjournments thereof.
For address changes/comments, please check this box and write them on the back where indicated:		Yes	No
		[ ]	[ ]
Please indicate if you plan to attend this meeting:		Yes	No
		[ ]	[ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ISSUANCE AND SALE OF 574,478 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE UP TO AN ADDITIONAL 114,895 SHARES OF COMMON STOCK IN THE PRIVATE OFFERING ON THE TERMS DESCRIBED IN THE PROXY STATEMENT. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 15, 2004
PROXY STATEMENT For Special Meeting of Stockholders To Be Held on October 15, 2004
September , 2004
PROPOSAL 1
APPROVAL OF THE ISSUANCE OF SECURITIES IN CONNECTION WITH THE PRIVATE OFFERING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXPENSES AND SOLICITATION
ADJOURNMENT OF MEETING
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
STOCKHOLDER PROPOSALS
INCORPORATION BY REFERENCE
Proxy for Special meeting of Stockholders October 15, 2004